EXHIBIT 99.1
SHARE EXCHANGE AGREEMENT
BY AND AMONG
ASIA PAYMENT SYSTEMS, INC.,
INTERPAY INTERNATIONAL GROUP LTD.
AND
NG KING KAU (“KK Ng”)
AND
THE INTERPAY INVESTORS
May 19, 2006

TABLE OF CONTENTS

SHARE EXCHANGE AGREEMENT		1
W I T N E S S E T H:		1
ARTICLE 1		1
Definitions		1
ARTICLE II		5
Transactions; Terms Of Share Exchange; Manner Of Exchange		5
2.1	Exchange Of Shares	5
2.2	Time And Place Of Closing	5
2.3	Effective Time	5
2.4	Exchange Of Shares	5
2.5	Legending Of Securities	6
2.6	Fractional Shares	6
2.7	Lost, Stolen Or Destroyed Certificates	6
ARTICLE III		7
Representations And Warranties Of The Company		6
3.1	Organization	7
3.2	Authorization; Enforceability	7
3.3	No Violation Or Conflict	7
3.4	Consents Of Governmental Authorities And Others	7
3.5	Conduct Of Business	7
3.6	Litigation	8
3.7	Brokers	8
3.8	Compliance	8
3.9	Charter, Bylaws And Corporate Records	8
3.10	Subsidiaries	8
3.11	Capitalization	9
3.12	Rights, Warrants, Options	9
3.13	Commission Filings And Financial Statements	9
3.14	Absence Of Undisclosed Liabilities	9
3.15	Real Property	10
3.16	Benefit Plans And Agreements	10
3.17	Taxes	10
3.18	Environmental Matters	11
3.19	Material Agreements	11
3.20	Disclosure	12
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ARTICLE IV		13
Representations And Warranties Of InterPay		13
4.1	Organization	13
4.2	Authorization; Enforceability	13
4.3	No Violation Or Conflict	13
4.4	Consents Of Governmental Authorities And Others	13
4.5	Litigation	13
4.6	Brokers	14
4.7	Compliance	14
4.8	Charter, Bylaws And Corporate Records	14
4.9	Capitalization	14
4.10	Subsidiaries	14
4.11	Rights, Warrants, Options	14
4.12	Conduct Of Business	14
4.13	Taxes	15
4.14	Environmental Matters	16
4.15	Financial Statements	16
4.16	Absence Of Undisclosed Liabilities	17
4.17	Employment Agreements; Employee Benefit Plans And Employee Payments	16
4.18	Intellectual Property	16
4.19	Properties	19
4.20	Disclosure	17
ARTICLE V		19
Additional Agreements		17
5.1	Survival Of The Representations And Warranties	17
5.2	Investigation	17
5.3	InterPay’s Indemnification	18
5.4	Limitations On InterPay’s Indemnification From the Company	18
5.5	The Company’s Indemnification	18
5.6	Limitations On the Company’s Indemnification	20
5.7	Indemnity Procedures	20
ARTICLE VI		20
Closing; Deliveries; Conditions Precedent		20
6.1	Closing; Effective Date	20
6.2	Deliveries	20
6.3	Conditions Precedent To The Obligations Of InterPay And The InterPay Shareholders	21
6.4	Conditions Precedent To The Obligations Of The Company	22
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6.5	Best Efforts	23
6.6	Termination	23
6.7	Registration Rights	23
ARTICLE VII		24
Covenants		24
7.1	General Confidentiality	24
7.2	Tax Treatment	24
7.3	General	26
ARTICLE VIII		25
Miscellaneous		25
8.1	Notices	25
8.2	Entire Agreement; Incorporation	25
8.3	Binding Effect	26
8.4	Assignment	26
8.5	Waiver And Amendment	27
8.6	No Third Party Beneficiary	26
8.7	Severability	26
8.8	Expenses	26
8.9	Headings	26
8.10	Other Remedies; Injunctive Relief	28
8.11	Counterparts	27
8.12	Remedies Exclusive	27
8.13	Governing Law	27
8.14	Jurisdiction And Venue	27
8.15	Participation Of Parties	27
8.16	Further Assurances	28
8.17	Publicity	30
8.18	No Solicitation	28
Exhibits
Exhibit A — InterPay Subsidiaries and Investments
Exhibit B — Rights and Preferences of Series A Convertible Preferred Shares of the Company
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SHARE EXCHANGE AGREEMENT
     This SHARE EXCHANGE AGREEMENT (the “Agreement”), dated as of May 18, 2006, by and among Asia Payment Systems, Inc., a Nevada corporation (“the Company”), InterPay International Group Ltd., a British Virgin Islands international business company (“InterPay”), and Ng King Kau (“KK Ng”) and the InterPay Investors (“InterPay Investors”).
W I T N E S S E T H:
     WHEREAS, the KK Ng presently owns 100% of the common stock of InterPay (the “InterPay Shares”) which in turn owns the equity interests of the InterPay Group as described in Exhibit A.
     WHEREAS, the Company desires to acquire from KK Ng all of the InterPay Shares and from the InterPay Investors certain other considerations in exchange for the issuance by the Company of 3,500,000 Series A Convertible Preferred Shares on the terms and conditions set forth below (the “Exchange”); and
     WHEREAS, the parties desire this to be a tax-free exchange under the Internal Revenue Code.
     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:
ARTICLE I
Definitions
     In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:
     “Affiliate” shall mean with respect to a specified Person, any other Person which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes, with respect to a Person (a) any other Person which beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person or beneficially owns or holds ten percent (10%) or more of any other equity interests in such Person, (b) any other Person with respect to which such Person beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person, or owns or holds ten percent (10%) or more of the equity interests of the other Person, and (c) any director or senior officer of such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     “Agreement” shall mean this Share Exchange Agreement together with all exhibits and schedules referred to herein, which exhibits and schedules are incorporated herein and made a part hereof.
     “Certificates” shall have the meaning set forth in Section 2.4.
     “Closing” shall have the meaning set forth in Section 2.2.
     “Closing Date” shall mean the date that the Closing takes place.
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
     “Commission” shall mean the United States Securities and Exchange Commission.
     “Company Common Stock” shall mean the shares of the Company’s $0.001 par value per share common stock.
      “Company Loss” shall have the meaning set forth in Section 5.5.
     “Confidential Information” means any information concerning the businesses and affairs of InterPay or the Company that is not already generally available to the public.
     “Effective Time” shall have the meaning set forth in Section 2.3.
     “Environmental Laws” shall have the meaning set forth in Section 3.18.
     “Exchange” shall have the meaning set forth in the recitals.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Exchange Consideration” shall have the meaning set forth in Section 2.1(a).
     “Exchange Documents” shall have the meaning set forth in Section 3.2.
     “Financial Statements” shall mean InterPay’s audited consolidated balance sheets, statement of operations, changes in stockholders equity and cash flow as of and for the fiscal years ended December 31, 2004 and 2005 and unaudited statements for the quarter ended March 31, 2006 prepared in conformity with generally accepted accounting principles acceptable to the Company.
     “GAAP” shall mean United States generally accepted accounting principles.
     “Guaranty” shall mean, as to any Person, all liabilities or obligations of such Person, with respect to any indebtedness or other obligations of any other Person, which have been guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor.

     “Indemnified Party” shall have the meaning set forth in Section 5.7.
     “Indemnifying Party” shall have the meaning set forth in Section 5.7.
     “Intellectual Property” means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets.
     “InterPay Common Stock” shall mean the shares of InterPay’s US$1.00 par value per share common stock.
     “InterPay Controlling Shareholder” shall mean K.K. Ng.
     “InterPay Loss” shall have the meaning set forth in Section 5.3.
     “InterPay Investors” shall mean the corporations, entities and individuals listed in Schedule 2.1 and shall have the meaning set forth in Section 2.1 (a) and (b).
     “Investments” shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person (except for extensions of credit to customers in the ordinary course of business), all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including, but not limited to, arrangements in which (i) the first Person shares profits and losses of the other Person, (ii) any such other Person has the right to obligate or bind the first Person to any third party, or (iii) the first Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other entity.
     “Knowledge” shall mean, in the case of any Person who is an individual, knowledge that a reasonable individual under similar circumstances would have after such reasonable investigation and inquiry as such reasonable individual would under such similar circumstances make, and in the case of a Person other than an individual, the knowledge that a senior officer, director or manager of such Person, or any other Person having responsibility for the particular subject matter at issue of such Person, would have after such reasonable investigation and inquiry as such senior officer, director, manager or responsible Person would under such similar circumstances make.
     “Law” and “Laws” shall mean any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.
     “Liabilities” shall mean any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or Litigation, whether or not of a kind required by GAAP to be set forth on a financial statement.
     “Litigation” shall mean any actions, suits, investigations, claims or proceedings.

     “Material Adverse Effect” shall mean any event or condition of any character which has had or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, properties, or business of the Company or InterPay, as applicable.
     “Periodic Reports” shall mean the Forms 10-KSB, 10-QSB, 8-K, and other Commission filings required by the Securities Exchange Act of 1934, as amended and Securities Act of 1933, as amended which have been filed by the Company with the Commission for the period beginning on January 1, 2005 and ending at the Closing Date.
     “Person” shall mean any natural person, corporation, unincorporated organization, partnership, association, limited liability company, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.
     “Preferred Shares” shall mean the Series A Convertible Preferred Shares of the Company containing the rights and preferences thereof as set forth on Exhibit B to this Agreement.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Subsidiary” of any Person shall mean any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of more than fifty percent (50%), or which may effectively be controlled, directly or indirectly, by such Person.
     “Tax” and “Taxes” shall mean (i) all income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, withholding, severance, occupation, social security, unemployment compensation, alternative minimum, value added, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any governmental or regulatory authority with respect thereto, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of a consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee or successor to any person or as a result of any express or implied obligation to indemnify any other Person.
     “Tax Returns” shall mean returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.
     “Termination Date” shall have the meaning set forth in Section 6.6.
     “Trademarks” means trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature.
     “Trade Secrets” means technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

     The words “hereof”, “herein” and “hereunder” and the words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.
ARTICLE II
Transactions; Terms of Share Exchange; Manner of Exchange
     2.1 Exchange of Shares. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below):
          (a) the Company shall issue to KK Ng and each of the InterPay Investors and/or their designees an aggregate of 3,500,000 newly issued Preferred Shares of the Company (the “Exchange Consideration”) in the names and denominations as set forth on Schedule 2.1 hereto.
          (b) the InterPay Investors represent the corporations, entities and individuals who have collectively advanced funds totaling US$660,000.00 to InterPay since its inception and up to and including March 31, 2006. The Company agrees to exchange these advances for the Company’s Preferred Shares as shown in Schedule 2.1 at the rate of 5.3 Preferred Shares for each US$1.00 of advanced funds. The signature of each InterPay Investor on Schedule 2.1 signifies their individual acceptance of this transaction and the extinguishment in full of the debt owed them by InterPay and the Company.
          (c) K Ng agrees to deliver to the Company an original stock certificate or certificates evidencing one hundred (100) issued shares of InterPay Common Stock valued at US$1.00 each which is included in the calculation of the total number of shares as listed in schedule 2.1. Further, KK Ng agrees to provide appropriately executed transfer documents in favor of the Company, in order to effectively vest in the Company all right, title and interest in and to the InterPay Common Stock.
          (d) The Exchange shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of the Company and InterPay.
     2.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the “Closing”) will take place at 10:00 A.M. on the date following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby as set forth in Article VI (other than conditions with respect to actions the respective parties will take at the Closing itself) (the “Closing Date”). The Closing shall be held at the offices of Andrew N. Bernstein, P.C., 5445 DTC Parkway, Suite 520, Greenwood Village, Colorado 80111, or at such other location or time as may be mutually agreed upon by the parties. The parties agree to take all necessary and prompt actions so as to complete the Closing, if possible, within 14 days from the date of this agreement, or earlier if possible.
     2.3 Effective Time. The Exchange and other transactions contemplated by this Agreement shall become effective on the Closing Date (the “Effective Time”).

     2.4 Exchange of Shares. At the Closing, KK Ng shall surrender each certificate or certificates which represented 100% of the issued shares of InterPay Common Stock immediately prior to the Closing Date (the “Certificates”) and the InterPay Investors shall at the Effective Time receive in exchange therefore the number of whole Exchange Consideration issuable (the number of shares issuable to the respective stockholder shall be rounded up to the next whole number). The Company shall not be obligated to deliver the Exchange Consideration to which an InterPay Investor is entitled as a result of the Exchange until KK Ng surrenders the Certificate or Certificates for exchange as provided in this Section 2.4. Any other provision of this Agreement notwithstanding, the Company shall not be liable to an InterPay Investor for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.
     2.5 Legending of Securities. Each certificate for the Company Common Stock to be issued to the InterPay Shareholders as part of the Exchange Consideration shall bear substantially the following legend:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT, IN THE CIRCUMSTANCES, REQUIRED UNDER THE ACT”.
     2.6 Fractional Shares. Notwithstanding any other provision of this Agreement, if the InterPay Investors would otherwise have been entitled to receive a fraction of a share of the Company Common Stock (after taking into account all certificates delivered by the InterPay Shareholders), the number of shares issuable to the respective stockholder shall be rounded up to the next whole number.
     2.7 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by such stockholder of InterPay (setting forth the number of shares of InterPay Common Stock represented by such lost, stolen or destroyed Certificates), after reasonable investigation by the Company to confirm ownership of such Certificate, which shall be satisfactory to the Company, in the Company’s sole satisfaction, the Company shall pay such stockholder of InterPay the Exchange Consideration to which such stockholder is entitled. Further, any stockholder representing that there is a lost, stolen or destroyed Certificate shall agree to indemnify and hold harmless the Company from and against any and all liability, loss, damage and expense in connection with, or arising out of such lost, stolen or destroyed Certificate.
ARTICLE III
Representations and Warranties of the Company
     In order to induce InterPay and the InterPay Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, the Company makes the representations and warranties set forth below to InterPay and the InterPay Shareholders.

     3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on the Company.
     3.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by the Company and all other agreements to be executed, delivered and performed by the Company pursuant to this Agreement (collectively, the “Exchange Documents”) and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or individual action on the part of the Company. This Agreement and the Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligation of the Company, assuming the due authorization, execution and delivery of this Agreement by InterPay, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.
     3.3 No Violation or Conflict. To the Knowledge of the Company, the execution, delivery and performance of this Agreement and the Exchange Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of the Company’s Articles of Incorporation or Bylaws; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any instrument or agreement to which the Company is a party or by which the Company or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.
     3.4 Consents of Governmental Authorities and Others. To the Knowledge of the Company, other than in connection with the provisions of the Nevada Revised Statutes, the Exchange Act, and the Securities Act, no consent, approval, order or authorization of, or registration, declaration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by the Company in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by InterPay.
     3.5 Conduct of Business. Since March 31, 2005, the Company has conducted its business in the ordinary and usual course consistent with past practices and there has not occurred any Material Adverse Effect on the Company. Since December 31, 2005, the Company has not (a) amended its Articles of Incorporation or Bylaws; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue or sell any such securities; (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such capital stock; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect; (e) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind; (f) made or committed to make any capital expenditures in excess of $100,000; (g) become subject to any Guaranty; (h) granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any severance package, bonus, pension, profit-sharing or other plan or commitment); (i) entered into any agreement which would be a material agreement, or amended or terminated any existing material agreement; (j) to the Knowledge of the Company, been named as a party in any Litigation, or become the focus of any investigation by any government or regulatory agency or authority; (k) declared or paid any dividend or other distribution with respect to its capital stock; or (l) to the Knowledge of the Company, experienced any other event or condition of any character which has had, or could reasonably be expected to have, a Material Adverse Effect on the Company.
     3.6 Litigation. There is no Litigation pending or, to the Knowledge of the Company, threatened before any court or by or before any governmental or regulatory authority or arbitrator, (a) affecting the Company (as plaintiff or defendant) or (b) against the Company relating to the Company Common Stock or the transactions contemplated by this Agreement.
     3.7 Brokers. The Company has not employed any broker or finder, nor has it nor will it incur, directly or indirectly, any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement or the Exchange Documents.
     3.8 Compliance. To the Knowledge of the Company, the Company is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to the Company and its assets and properties. To the Knowledge of the Company, the Company is not subject to any judicial, governmental or administrative inquiry, investigation, order, judgment or decree.
     3.9 Charter, Bylaws and Corporate Records. InterPay has been provided with true, correct and complete copies of (a) the Articles of Incorporation of the Company, as amended and in effect on the date hereof, (b) the Bylaws of the Company, as amended and in effect on the date hereof, and (c) the minute books of the Company (containing all corporate proceedings from the date of incorporation). Such minute books contain accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of the Company from the date of their incorporation to the date hereof which were memorialized in writing.
     3.10 Subsidiaries. The Company has the following Subsidiaries and Investments:
.      Asia Payment Systems (HK) Ltd. (formerly Asian Alliance Ventures (HK) Ltd.), incorporated under the Company Ordinance of Hong Kong.

·      Asia Payments, Inc., incorporated in the State of Delaware, USA
·      WelWay Development Ltd., incorporated under the Company Ordinance of Hong Kong
·      Asia Payment Systems Pte. Ltd., incorporated under the Company Ordinance of Singapore
·       Asia Payment System (China) Co., Ltd., incorporated under the Company Ordinance of China
     3.11 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of (a) 50,000,000 shares of common stock, $0.001 par value per share, of which as of the date of this Agreement, 35,900,765 shares are issued and outstanding and (b) 10,000,000 shares of preferred stock, $0.001 par value per share, of which as of the date of this Agreement, no shares are issued and outstanding. All shares of outstanding Company Common Stock have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable.
     3.12 Rights, Warrants, Options. Except as disclosed in the Periodic Reports, there are no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Company; (b) options, warrants, subscriptions, puts, calls, or other rights to acquire capital stock or other equity interests of the Company; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Company of any capital stock or other equity interests of the Company, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.
     3.13 Commission Filings and Financial Statements. All of the Periodic Reports and other filings required to be filed by the Company have been filed with the Commission for the periods indicated in the definition of Periodic Reports, and as of the date filed, each of the Periodic Reports were true, accurate and complete in all material respects and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The financial statements included in the Periodic Reports of the Company: (a) have been prepared in accordance with the books of account and records of the Company; (b) fairly present, and are true, correct and complete statements in all material respects of the Company’s financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with GAAP consistently applied with prior periods.
     3.14 Absence of Undisclosed Liabilities. Other than as disclosed by the Periodic Reports and the financial statements of the Company included in the Periodic Reports, the Company does not have any Liabilities. The Company has no Knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of the Company.
     3.15 Real Property. The Company does not own any fee simple interest in real property. The Company does not lease, sublease, or have any other contractual interest in any real property.

     3.16 Benefit Plans and Agreements. Except as disclosed in the Periodic Reports, the Company is not a party to any Benefit Plan (as defined in Section 4.17) or employment agreement under which the Company currently has an obligation to provide benefits to any current or former employee, officer, director, consultant or advisor of the Company.
     3.17 Taxes.
     (a) Neither the Company nor any Person on behalf of or with respect to the Company has executed or filed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax. No power of attorney on behalf of the Company with respect to any Tax matter is currently in force.
     (b) The Company is not a party to any Tax-sharing agreement or similar arrangement with any other party (whether or not written), and the Company has not assumed any Tax obligations of, or with respect to any transaction relating to, any other Person, or agreed to indemnify any other Person with respect to any Tax.
     (c) No Tax Return concerning or relating to the Company or its operations has ever been audited by a government or taxing authority, nor is any such audit in process or pending, and the Company has not been notified of any request for such an audit or other examination. To the Knowledge of the Company, no claim has been made by a taxing authority in a jurisdiction where Tax Returns concerning or relating to the Company, or its operations, has not been filed, that it is or may be subject to taxation by that jurisdiction.
     (d) The Company has never been included in any consolidated, combined, or unitary Tax Return.
     (e) The Company has not (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, or local law by reason of a change in accounting method initiated by the Company, and the Company has no Knowledge that the Internal Revenue Service (“IRS”) has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Company or (iii) requested any extension of time within which to file any Tax Return concerning or relating to the Company or its operations.
     (f) To the Knowledge of the Company, no property owned by the Company is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code or (iii) is “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code.
     (g) The Company is not subject to any private letter ruling of the IRS, or comparable rulings of other taxing authorities.

     (h) The Company does not own any interest in any entity that is treated as a partnership for U.S. federal income Tax purposes, or would be treated as a pass-through or disregarded entity for any Tax purpose.
     (i) The Company has not constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of transactions” (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.
     (j) The Company has no elections in effect for U.S. federal income Tax purposes under Sections 108, 168, 441, 472, 1017, 1033 or 4977 of the Code.
     3.18 Environmental Matters. No real property used by the Company presently or in the past has been used to manufacture, treat, store, or dispose of any hazardous substance and such property is free of all such substances such that the condition of the property is in compliance with applicable Environmental Laws (as defined below). To the Knowledge of the Company, the Company is in compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollutant or toxic or hazardous substance (including, without limitation, asbestos, radioactive material and pesticides) (the “Environmental Laws”) applicable to the Company or its business as a result of any hazardous substance utilized by the Company in its businesses or otherwise placed at any of the facilities owned, leased or operated by the Company, or in which the Company has a contractual interest. The Company has not received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance by the Company with any Environmental Laws, and to the Knowledge of the Company, there is no Litigation pending or threatened against the Company with respect to any violation or alleged violation of the Environmental Laws, and to the Company’s Knowledge, there is no reasonable basis for the institution of any such Litigation.
     3.19 Material Agreements. Except as disclosed in the Periodic Reports, the Company has no other material written and oral contracts or agreements including without limitation any: (i) contract resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of One Hundred Thousand Dollars ($100,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets involving more than One Hundred Thousand Dollars ($100,000.00) in each instance; (iii) agreement which restricts the Company from engaging in any line of business or from competing with any other Person; or (iv) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, or business of the Company (collectively, and together with the employment agreements, Employee Benefit Plans and all other agreements required to be disclosed on any Schedule to this Agreement, the “Material Company Agreements”).

     3.20 Disclosure. No representation or warranty of the Company contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of the Company to InterPay pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits to state a material fact necessary in order to provide InterPay and the InterPay Shareholders with full and proper information as to the business, financial condition, assets, liabilities, and results of operation of the Company and the value of the properties or the ownership of the Company.

ARTICLE IV
Representations and Warranties of InterPay
     In order to induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, InterPay and the InterPay Controlling Shareholder make the representations and warranties set forth below to the Company.
     4.1 Organization. InterPay is a British Virgin Islands international business company duly organized, validly existing and in good standing under the laws of the British Virgin Islands. InterPay is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on InterPay.
     4.2 Authorization; Enforceability. InterPay has the capacity to execute, deliver and perform this Agreement. This Agreement and all other documents executed and delivered by InterPay pursuant to this Agreement have been duly executed and delivered and constitute the legal, valid and binding obligations of InterPay, assuming the due authorization, execution and delivery of this Agreement by the Company, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principals of equity.
     4.3 No Violation or Conflict. To the Knowledge of InterPay, the execution, delivery and performance of this Agreement and the other documents contemplated hereby by InterPay, and the consummation by InterPay of the transactions contemplated hereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of InterPay’s memorandum and articles of association; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of InterPay pursuant to any instrument or agreement to which InterPay is a party or by which InterPay or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.
     4.4 Consents of Governmental Authorities and Others. InterPay has not obtained any consents in connection with the provisions of the British Virgin Islands International Business Companies Act. No consent, approval or authorization of, or registration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by InterPay in connection with the execution, delivery or performance of this Agreement by InterPay or the consummation by it of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by the Company.
     4.5 Litigation. To the Knowledge of InterPay, there is no Litigation pending or threatened before any court or by or before any governmental or regulatory authority or arbitrator (a) affecting InterPay (as plaintiff or defendant) or (b) against InterPay relating to the InterPay Common Stock or the transactions contemplated by this Agreement.
     4.6 Brokers. InterPay has not employed any broker or finder, and has not incurred and will not incur, directly or indirectly, any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement or the Exchange Documents.
     4.7 Compliance. To the Knowledge of InterPay, InterPay is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to InterPay and its assets and properties, except where such noncompliance would not have a Material Adverse Effect on InterPay. To the Knowledge of InterPay, it is not subject to any judicial, governmental or administrative inquiry, investigation, order, judgment or decree.
     4.8 Charter, Bylaws and Corporate Records. The Company has been provided with true, correct and complete copies of (a) the memorandum and articles of association of InterPay, as amended and in effect on the date hereof and (b) the minute book of InterPay (containing all corporate proceedings from the date of incorporation). Such minute book contains accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of InterPay from the date of its incorporation to the date hereof which were memorialized in writing.
     4.9 Capitalization. As of the date of this Agreement, the authorized capital stock of InterPay consists of 50,000 shares of InterPay Common Stock. InterPay has issued and outstanding 100 shares of InterPay Common Stock at US$1.00 each. The outstanding InterPay Common Stock constitutes one hundred percent (100%) of the issued and outstanding capital stock of InterPay. All of the outstanding InterPay Common Stock have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable. There are no dividends which have accrued or been declared but are unpaid on the capital stock of InterPay.
     4.10 Subsidiaries. The InterPay Subsidiaries and Investments are as listed in Exhibit A.
     4.11 Rights, Warrants, Options. Except as set forth on Schedule 4.11, there are no outstanding: (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of InterPay; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of InterPay; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by InterPay of any capital stock or other equity interests of InterPay, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.
     4.12 Conduct of Business. Since March 31, 2006, InterPay has conducted its business in the ordinary and usual course consistent with past practices and there has not occurred any Material Adverse Effect in the condition (financial or otherwise), results of operations, properties, assets, liabilities, or business of InterPay. Since March 31, 2006, InterPay has not (a) amended its memorandum and articles of association; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue or sell any such securities; (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such capital stock; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect on any of its properties, assets, or business; (e) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind; (f) made or committed to make any capital expenditures in excess of $10,000; (g) become subject to any Guaranty; (h) granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any severance package, bonus, pension, profit-sharing or other plan or commitment); (i) entered into any agreement which would be a material agreement, or amended or terminated any existing material agreement; (j) to the Knowledge of InterPay, been named as a party in any Litigation, or become the focus of any investigation by any government or regulatory agency or authority; (k) declared or paid any dividend or other distribution with respect to its capital stock; or (l) to the Knowledge of InterPay, experienced any other event or condition of any character which has had, or could reasonably be expected to have, a Material Adverse Effect on InterPay.
     4.13 Taxes
     (a) All Taxes payable by InterPay (if any) have been fully and timely paid or are fully provided for.
     (b) Neither InterPay nor any Person on behalf of or with respect to InterPay has executed or filed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax. No power of attorney on behalf of InterPay with respect to any Tax matter is currently in force.
     (c) InterPay is not a party to any Tax-sharing agreement or similar arrangement with any other party (whether or not written), and InterPay has not assumed any Tax obligations of, or with respect to any transaction relating to, any other Person, or agreed to indemnify any other Person with respect to any Tax.
     (d) No Tax Return concerning or relating to InterPay or its operations has ever been audited by a government or taxing authority, nor is any such audit in process or pending, and InterPay has not been notified of any request for such an audit or other examination. To the Knowledge of InterPay, no claim has been made by a taxing authority in a jurisdiction where Tax Returns concerning or relating to InterPay or its operations have not been filed, that it is or may be subject to taxation by that jurisdiction.
     (e) InterPay has never been included in any consolidated, combined, or unitary Tax Return.
     (f) To the Knowledge of InterPay, InterPay has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes, and has duly and timely withheld from employee salaries, wages and other compensation, and has paid over to the appropriate taxing authorities, all amounts required to be so withheld and paid over for all periods under all applicable laws.

     4.14 Environmental Matters. No real property used by InterPay presently or in the past has been used to manufacture, treat, store, or dispose of any hazardous substance and such property is free of all such substances such that the condition of the property is in compliance with applicable Environmental Laws. To the Knowledge of InterPay, InterPay is in compliance with all Environmental Laws applicable to InterPay or its business as a result of any hazardous substance utilized by InterPay in its business or otherwise placed at any of the facilities owned, leased or operated by InterPay, or in which InterPay has a contractual interest. InterPay has not received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance by InterPay with any Environmental Laws, and to the Knowledge of InterPay, there is no Litigation pending or threatened against InterPay with respect to any violation or alleged violation of the Environmental Laws, and to InterPay’s Knowledge, there is no reasonable basis for the institution of any such Litigation.
     4.15 Financial Statements. The Financial Statements (a) have been prepared in accordance with the books of account and records of InterPay; (b) fairly present, and are true, correct and complete statements in all material respects of InterPay’s financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with generally accepted accounting principles acceptable to the Company consistently applied with prior periods.
     4.16 Absence of Undisclosed Liabilities. Other than as disclosed in the Financial Statements, InterPay does not have any Liabilities. InterPay does not have any Knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of InterPay.
     4.17 Employment Agreements; Employee Benefit Plans and Employee Payments. InterPay is not a party to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) under which InterPay currently has an obligation to provide benefits to any current or former employee, officer, director, consultant or advisor of InterPay (collectively, “Benefit Plans”).
     4.18 Intellectual Property.
     (a) Schedule 4.18 contains a true and correct statement of all of the Intellectual Property owned by InterPay as well as licensing of trademarks.
     (b) InterPay has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that InterPay must license or refrain from using any intellectual property rights of any third party). To the Knowledge of InterPay, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of its Intellectual Property rights.

     (c) InterPay has not granted any license, agreement, or other permission to any third party with respect to any of its Intellectual Property, except as disclosed in Schedule 4.18.
     (d) With respect to each item of Intellectual Property, InterPay possesses all right, title, and interest in and to the Intellectual Property free and clear of any security interest, license or other encumbrance, except as disclosed in Schedule 4.18.
     (e) The Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge.
     (f) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the Intellectual Property.
     (g) InterPay has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the Intellectual Property.
     4.19 Properties. InterPay has good, clear and marketable title to all the tangible properties and tangible assets reflected in the Financial Statements as being owned by InterPay or acquired after the date thereof which are, individually or in the aggregate, material to InterPay’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens.
     4.20 Disclosure. No representation or warranty of InterPay or the InterPay Controlling Shareholder contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of InterPay or the InterPay Controlling Shareholder to the Company pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits to state a material fact necessary in order to provide the Company with full and proper information as to the business, financial condition, assets, liabilities, or results of operation of InterPay and the value of the properties or the ownership of InterPay.
ARTICLE V
Additional Agreements
     5.1 Survival of the Representations and Warranties. The representations and warranties and covenants set forth in Article III and Article IV of this Agreement shall survive the Closing until the expiration of twenty-four (24) months from the Closing Date. No claim for indemnity with respect to breaches of representations and warranties may be brought by any party hereto, other than a claim for fraud or intentional misrepresentation, after expiration of the applicable survival period therefore as set forth in this Section 5.1.
     5.2 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. All statements contained herein or in any schedule, certificate, exhibit, list or other document required to be delivered pursuant hereto, shall be deemed to be representations and warranties for purposes of this Agreement; provided, that any knowledge or materiality qualifications contained herein shall be applicable to such other documents.
     5.3 InterPay’s Indemnification. The Company agrees to indemnify and hold harmless InterPay and each of InterPay’s directors, officers, employees, Affiliates and agents and the InterPay Controlling Shareholder from and against any loss, claim, liability, cost, expense or other damages (including reasonable legal fees and expenses) (an “InterPay Loss”) which is caused by or arises out of: (a) any breach or default in the performance by the Company of any covenant or agreement made by the Company in this Agreement; (b) any breach of any representation or warranty made by the Company in this Agreement; and (c) any and all Litigation incident to any of the foregoing.
     5.4 Limitations on InterPay’s Indemnification from the Company. Notwithstanding anything contained herein to the contrary, InterPay and the InterPay Controlling Shareholder shall not be entitled to indemnification from the Company for an InterPay Loss under the provisions of Section 5.3 hereof, unless and until the aggregate amount of all InterPay Losses under Section 5.3 shall have exceeded $5,000, in which event InterPay shall be entitled to such indemnification from the Company for all of the InterPay Loss that exceeds $5,000; provided, that the amount of any InterPay Loss for which indemnification is provided under Section 5.3 hereof shall be net of any amounts recovered by InterPay under insurance policies (if any) with respect to such InterPay Loss from the Company. InterPay shall in a timely fashion submit a claim to its insurance carrier with respect to any InterPay Loss from the Company for which the Company is obligated to provide indemnification to InterPay hereunder. Indemnification from the Company shall be limited to $100,000.
     5.5 The Company’s Indemnification. InterPay and the InterPay Controlling Shareholder, jointly and severally, agree to indemnify and hold harmless the Company, and each of its current and former directors, officers, employees, Affiliates and agents from and against any loss, claim, liability, cost, expense or other damages (including reasonable legal fees and expenses) (a “Company Loss”) which is caused by or arises out of: (a) any breach or default in the performance by InterPay or the InterPay Controlling Shareholder of any covenant or agreement made by InterPay or the InterPay Controlling Shareholder in this Agreement; (b) any breach of any representation or warranty made by InterPay or the InterPay Controlling Shareholder in this Agreement; and (c) any and all Litigation incident to any of the foregoing.
     5.6 Limitations on the Company’s Indemnification. Notwithstanding anything contained herein to the contrary, the Company shall not be entitled to indemnification for a Company Loss under the provisions of Section 5.5 hereof, unless and until the aggregate amount of all Company Losses under Section 5.5 shall have exceeded $5,000, in which event the Company shall be entitled to such indemnification from InterPay and the InterPay Controlling Shareholder for all Company Losses that exceeds $5,000; provided, that the amount of any Company Losses for which indemnification is provided under Section 5.5 hereof shall be net of any amounts recovered by the Company under insurance policies (if any) with respect to such Company Loss. The Company shall in a timely fashion submit a claim to its insurance carrier with respect to any Company Losses for which InterPay and the InterPay Controlling Shareholder are obligated to provide indemnification to the Company hereunder. Indemnification from InterPay and the InterPay Controlling Shareholder shall be limited to $100,000.

     5.7 Indemnity Procedure. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the “Indemnifying Party” and the other party or parties claiming indemnity is referred to as the “Indemnified Party”.
     (a) An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within thirty (30) calendar days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.
     (b) The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be inappropriate. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party, proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.
     (c) The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

     With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.
ARTICLE VI
Closing; Deliveries; Conditions Precedent
     6.1 Closing; Effective Date. All proceedings taken and all documents executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.
     6.2 Deliveries
     (a) At Closing, the Company shall deliver the following documents to InterPay:
          (i) the certificates representing the Exchange Consideration;
          (ii) consent minutes from the Board of Directors of the Company confirming the appointment of Ng King Kau (“KK Ng”) as President and Chief Executive Officer of the Company and KK Ng to the Board of Directors of the Company
          (iii) a written undertaking signed by all directors of the Company to approve the appointment of one additional director to the board as may be nominated by KK Ng within three months from the Closing Date;
          (iv) certificates, dated the Closing Date, of an officer of the Company setting forth that authorizing resolutions were adopted by the Company’s Board of Directors approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;
          (v) the certificate referred to in Section 6.3(d); and
     (b) At Closing, InterPay and the InterPay Controlling Shareholder shall deliver the following documents to the Company:
          (i) the certificates representing all of the outstanding InterPay Common Stock to be delivered to the Company duly endorsed by the respective InterPay Shareholder;

          (ii) a certificate from the Registrar of the British Virgin Islands, as of a recent date, as to the good standing of InterPay and certifying its Memorandum and Articles of Association;
          (iii) certificates, dated the Closing Date, of an officer of InterPay setting forth that authorizing resolutions were adopted by InterPay’s Board of Directors approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;
          (iv) the Financial Statements;
          (v) the certificates referred to in Section 6.4(d).
     6.3 Conditions Precedent to the Obligations of InterPay and the InterPay Shareholders. Each and every obligation of InterPay and the InterPay Controlling Shareholder to consummate the transactions described in this Agreement and any and all liability of InterPay to the Company shall be subject to the following conditions precedent:
     (a) Representations and Warranties True. Each of the representations and warranties of the Company contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.
     (b) Performance. The Company shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them on or prior to the Closing Date.
     (c) No Material Adverse Change. Except as expressly permitted or contemplated by this Agreement, no event or condition shall have occurred which has adversely affected or may adversely affect in any respect the condition (financial or otherwise) of the Company between the date of execution of this Agreement and the Closing Date.
     (d) The Company’s Certificate. The Company shall have delivered to InterPay a certificate dated the Closing Date, certifying that the conditions specified in Sections 6.3(a), (b) and (c) above have been fulfilled and as to such other matters as InterPay may reasonably request.
     (e) Appointment. KK Ng shall have been appointed as President and Chief Executive Officer of the Company and to the Board of Directors of the Company.
     (f) Consents. The Company shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement.
     (g) Due Diligence Review. InterPay shall have completed its due diligence investigation of the Company to its satisfaction, in its sole and absolute discretion.

     (h) Increase in Authorized Shares of Common Stock. As soon as practicable after the Closing Date or not more than 90 days from the Closing Date, subject to any review imposed by the SEC, the Company shall submit to the shareholders of the Company a proposal to amend its Articles of Incorporation, and all other necessary documentation, to effectuate an increase in the authorized number of shares of the Company Common Stock from 50,000,000 to 200,000,000. The Directors will provide written confirmation at the Closing of their intention to vote in favour of the increase and to identify and obtain the confirmation of favourable votes of other shareholders, to a total of at least 10,000,000 shares of Common Stock.
     6.4 Conditions Precedent to the Obligations of the Company. Each and every obligation of the Company to consummate the transactions described in this Agreement and any and all liability of the Company to InterPay shall be subject to the fulfillment of the following conditions precedent:
     (a) Representations and Warranties True. Each of the representations and warranties of InterPay and the InterPay Controlling Shareholder contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.
     (b) Performance. InterPay shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by it on or prior to the Closing Date.
     (c) No Material Adverse Change. Except as expressly permitted or contemplated by this Agreement, no event or condition shall have occurred which has adversely affected or may adversely affect in any respect the condition (financial or otherwise) of InterPay between the date of execution of this Agreement and the Closing Date.
     (d) InterPay and the InterPay Controlling Shareholder Certificates. InterPay and the InterPay Controlling Shareholder shall each have delivered a certificate addressed to the Company, dated the Closing Date, certifying that the conditions specified in Sections 6.4(a), (b) and (c) above have been fulfilled.
     (e) Consents. InterPay shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement, including but not limited to those with respect to any material agreement of InterPay.
     (f) Due Diligence Review. The Company shall have completed its due diligence investigation of InterPay to its satisfaction, in its sole and absolute discretion.
     (g) Consolidated Financial Statements. InterPay shall have delivered to the Company InterPay’s audited consolidated balance sheets, statement of operations, changes in stockholders equity and cash flow as of and for the fiscal years ended December 31, 2005 and 2004 and unaudited financial statements for the quarter ended March 31, 2006. The financial statements described above in this Section 6.4(g) shall: (a) have been prepared in accordance with the books of account and records of InterPay; (b) fairly present, and are true, correct and complete statements in all material respects of InterPay’s financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with accounting principles acceptable to the Company consistently applied with prior periods.

     6.5 Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those of the conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers.
     6.6 Termination. This Agreement and the transactions contemplated hereby may be terminated (a) at any time by the mutual consent of the parties hereto; (b) by InterPay or by the Company, if the Closing has not occurred on or prior to June 30, 2006 (such date of termination being referred to herein as the “Termination Date”), provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfill any of its obligations hereunder; (c) by InterPay at any time at or prior to Closing in its sole discretion if (i) any of the representations or warranties of the Company in this Agreement are not in all material respects true, accurate and complete or if the Company breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within ten (10) business days after notice thereof, but in any event prior to the Termination Date or (ii) any of the conditions precedent to the Company’s obligations to conduct the Closing have not been satisfied by the date required thereof; or (d) by the Company at any time at or prior to Closing in its sole discretion if (i) any of the representations or warranties of InterPay or the InterPay Controlling Shareholder in this Agreement are not in all material respects true, accurate and complete or if InterPay breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within ten (10) business days after notice thereof, but in any event prior to the Termination Date or (ii) any of the conditions precedent to InterPay’s obligations to conduct the Closing have not been satisfied by the date required thereof. If this Agreement is terminated pursuant to this Section 6.6, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses (c) and (d) above, if any, this Agreement shall terminate without further actions by the parties and no party shall have any further obligations under this Agreement. Notwithstanding the preceding sentence, the respective indemnification obligations of the parties under Article V shall survive the termination of this Agreement.
     6.7 Registration Rights.
     (a) Demand Rights. Within 120 days after the Closing Date, the Company undertakes to take all necessary steps to prepare and file a registration statement pursuant to the Securities Act in connection with the proposed resale by the holders of shares of Common Stock of the Company which are to be issued as a consequence of this agreement. The Company will use all efforts to promptly follow up with the SEC and to ensure that expeditious responses are given to any SEC enquiries relating to the best efforts to effect the registration of 100% of such shares of the Company Common Stock then owned by KK Ng and each respective InterPay Investor and as requested by each InterPay Investor to be included in such registration statement, all to the extent required to permit the sale or other disposition by such InterPay Investor of such shares. The Company will notify KK Ng and each InterPay Investor of the date of effectiveness of any registration statement in which such Company Common Stock is registered. Concurrent with the preparation and filing of the registration statement the Company will prepare an agreement to be signed by KK Ng and each InterPay Investor restricting the sale of their shares, once registered, as follows:
(i) 40% of the total number of shares registered for KK Ng and each InterPay Investor to be saleable from the effective date of the registration statement
(ii) an additional 30% of the total number of shares registered for KK Ng and each InterPay Investor to be saleable from 6 months after the effective date of the registration statement
(iii) an additional 30% of the total number of shares registered for KK Ng and each InterPay Investor to be saleable from 12 months after the effective date of the registration statement.
     (b) Expenses. All expenses incurred by the Company in connection with the registration of such securities pursuant to this Section 6.7 shall be borne by the Company.
ARTICLE VII
Covenants
     7.1 General Confidentiality. Each of the Parties will treat and hold as such all of the Confidential Information of the other Parties, refrain from using any of the Confidential Information except in connection with this Agreement, and unless there is a closing on the Exchange, deliver promptly to the owner of such Confidential Information or destroy, at the request and option of the owner of the Confidential Information, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that any of the Parties is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Party will notify the affected Party promptly of the request or requirement so that the affected Party may seek an appropriate protective order or waive compliance with the provisions of this Section 7.1. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Parties is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Party shall use its commercially reasonable efforts to obtain, at the request of the affected Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the affected Party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.
     7.2 Tax Treatment. Neither the Company, InterPay nor the InterPay Shareholders will knowingly take any action, written or otherwise, which would result in the transactions contemplated by this Agreement not being accounted for as tax-free exchange under the Code.
     7.3 General. In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article V).

ARTICLE VIII
Miscellaneous
     8.1 Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses as follows (or at such other addresses as shall be specified by the parties by like notice):

If to the Company:	Asia Payment Systems, Inc.
39th Floor, One Exchange Square
8 Connaught Place
Central, Hong Kong
Attn: Robert Clarke, Chairman

With a copy to:	Andrew N. Bernstein, P.C.
5445 DTC Parkway, Suite 250
Greenwood Village, Colorado 80111
Attn: Andrew N. Bernstein, Esq.

If to InterPay or
The InterPay Investors:	InterPay International Group Ltd.
C/o Portcullis TrustNet Chambers
P.O. Box 3444
Road Town, Tortola
British Virgin Islands

If to KK Ng:	Ng King Kau
7, Persiaran Damansara Endah
Damansara Heights
50490 Kuala Lumpur, Malaysia
     Such notice shall be deemed delivered upon receipt against acknowledgment thereof if delivered personally, on the third business day following mailing if sent by certified mail, upon transmission against confirmation if sent by facsimile and on the next business day if sent by overnight courier.
     8.2 Entire Agreement; Incorporation. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein contain every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein. All schedules, exhibits and other documents and agreements executed and delivered pursuant hereto are incorporated herein as if set forth in their entirety herein.

     8.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.
     8.4 Assignment. This Agreement may not be assigned by any party without the written prior consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     8.5 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the party against whom such waiver, extension or amendment is sought to be charged. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party’s rights under such provisions at any other time or a waiver of such party’s rights under any other provision of this Agreement. No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party’s right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.
     8.6 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, except as otherwise provided herein.
     8.7 Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.
     8.8 Expenses. Except as otherwise provided herein, each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.
     8.9 Headings. The table of contents and the section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

     8.10 Other Remedies; Injunctive Relief. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of the parties hereunder, the prevailing party in any such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.
     8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding.
     8.12 Remedies Exclusive. Except in the case of fraud or equitable remedies expressly provided for herein, the parties acknowledge and agree that the indemnification provisions set forth in Article V of this Agreement constitute the parties’ sole and exclusive remedy with respect to any and all claims relating to the transactions contemplated by this Agreement.
     8.13 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Nevada, without reference to the choice of law principles thereof.
     8.14 Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Nevada. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Nevada by virtue of a failure to perform an act required to be performed in the State of Nevada and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Nevada for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Nevada, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Nevada has been brought in an inconvenient forum.
     8.15 Participation of Parties. The parties hereby agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.16 Further Assurances. The parties hereto shall deliver any and all other instruments or documents reasonably required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer full and complete ownership of the shares of InterPay Common Stock free and clear of any liens or encumbrances.
     8.17 Publicity. No public announcement or other publicity concerning this Agreement or the transactions contemplated hereby shall be made without the prior written consent of both the Company and InterPay as to form, content, timing and manner of distribution. Nothing contained herein shall prevent any party from making any filing required by federal or state securities laws or stock exchange rules.
     8.18 No Solicitation. Neither InterPay nor the Company shall authorize or permit any of its officers, directors, agents, representatives, managers, members, agents, or advisors to solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any merger, consolidation, business combination, recapitalization or similar transaction involving InterPay or the Company, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Exchange or which would or could be expected to dilute the benefits to each of the parties of the transactions contemplated hereby. InterPay and the Company will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.
[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

ASIA PAYMENT SYSTEMS, INC.

By:

Robert Clarke, Chairman

INTERPAY INTERNATIONAL GROUP LTD.

By:

KK NG, CEO

NG KING KAU (“KK Ng”)

(InterPay Controlling Shareholder)

INTERPAY INVESTORS

Ng King Kau

Choo Gin Nie

Ng Yi-Ki

Ian Eon Lee

Choy Man Yee, Rickey

Ho Yoon Fah

Loke Kok Yun

Lionel Lim Chin Kiat

EXHIBIT A
Subsidiaries & Related Companies of InterPay International Group Ltd (Company No.143624)
     (i) Subsidiaries:

Name	Company	Country of	%
	No.	Incorporation	Holdings
(a) InterPay International Resources Ltd	143623	BVI	100

(b) InterPay International Associates Ltd	161977	BVI	100

(c) InterPay International Franchising Ltd	143625	BVI	100

(d) InterPay International Air-Time Pte Ltd	200008799D	Singapore	100

(e) InterPay International M-Commerce Pte Ltd	200008801R	Singapore	100

(f) Payment Business Solutions Sdn Bhd	259162V	Malaysia	100

(g) InterPay Asia Sdn Bhd	313285D	Malaysia	100

(h) E-Top Services (M) Sdn Bhd	706264U	Malaysia	100[1]
     (ii) Related Companies

Effective
Name	Company No.	Country of	%
		Incorporation	Holdings
(a) iSynergy Sdn Bhd	354397U	Malaysia	49[2]

(b) Rewardstreet.com (M) Sdn Bhd	380214P	Malaysia	49[3]

(c) Cosmocourt.com (M) Sdn Bhd	380215M	Malaysia	49[3]

(d) DataKey Sdn Bhd	483638X	Malaysia	49[3]

(e) Synergy Cards Sdn Bhd	684518T	Malaysia	20[4]
          NOTES

1	This is owned by nominee shareholders and will be transferred to InterPay International Air-Time Pte Ltd and effective holding will be reduced to 60% upon signing of a J.V. agreement with Seacare International (M) Sdn Bhd and Mr. Yap Kit

EXHIBIT A (continued)
Chuan with enlarged capital of RM200,000 from RM2.

2	This is owned through InterPay International Resources Ltd and the effective holding will be reduced to 20% upon signing of a new shareholders’ agreement with Advance Synergy Bhd (existing 51% shareholder) and Advance Synergy Capital Bhd (new shareholder who will own 29%) with enlarged capital of RM12.25 million from RM5 million.

3	This is 100% owned by iSynergy Sdn Bhd, hence the effective holding will be reduced to 20% due to reduction of shareholding in iSynergy to 20%.

4	This is owned through InterPay International Resources Ltd and share certificates are being issued and shareholders’ agreement will be entered into with Advance Synergy Bhd ( who will own 51%) and Advance Synergy Capital Bhd (who will own 29%).

EXHIBIT B
RIGHTS AND PREFERENCES OF SERIES A CONVERTIBLE
PREFERRED SHARES OF THE COMPANY
          Series A Convertible Preferred Shares of Asia Payment Systems, Inc., a Nevada company, have the following rights and preferences:
1.	Preference ranking ahead of shares of Common Stock at dissolution or any distribution of assets.

2.	Convertible into shares of Common Stock of the Company at the rate of one (1) Series A Preferred share converting into five (5) shares of Common Stock.

3.	Voting rights at all general or special meetings of the Company or via shareholder resolutions at the rate of five (5) votes for each Series A Preferred share.

4.	Within five (5) business days from the date the Company receives approval to increase its authorized share capital to 100 million or more shares of Common Stock; Series A Preferred shareholders will be required to surrender their shares to the company for conversion into shares of common Stock, at the rate of five (5) shares of Common Stock to be issued for each Series A Preferred share held.

5.	Within five (5) business days from the date of surrender of the shareholder’s Series A Preferred Shares the Company will issue a new certificate or certificates for the requisite number of shares of Common Stock of the Company.

6.	The Common Stock so issued will bear a legend as described in Section 2.5 of this Share Exchange Agreement.

7.	Each Series A Preferred share will be entitled to dividends at the rate of five (5) times the dividends declared for each share of Common Stock.

Schedule 4.11
Outstanding Convertible Securities, Options, Warrants and other Rights and/or Commitments of InterPay
(a)	Securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of InterPay:

NONE

(b)	Options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of InterPay:

NONE

(c)	Commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by InterPay of any capital stock or other equity interests of InterPay, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities:

ORAL COMMITMENTS MADE BY INTERPAY AND KK NG TO CONVERT FUNDS ADVANCED TO INTERPAY INTO INTERPAY COMMON SHARES.

These funds are the amounts advanced by the InterPay Investors as specified in Schedule 2.1 and referred to elsewhere in this agreement. The oral commitment made was that they would be convertible into InterPay shares at a price of US$1.00 for each InterPay common share, at an unspecified date. These conversion rights into InterPay common shares have been surrendered by the terms of this agreement and will be extinguished by the issue of the Company’s Preferred Shares.

SCHEDULE 4.18
INTELLECTUAL PROPERTY OF INTERPAY
          (I) SOFTWARE
          InterPay has developed and owns through its 100% owned subsidiaries the following payment and loyalty related software:
(a) Loyalty Card Administration System (LYCASO)
(b) Prepaid Reload Administration System (PERASO)
(c) Anti-Money Laundering Monitoring System (AMLMOS)
(d) Anti-Fraud Monitoring System (AFMOS)
(e) Mobile Payment Transaction Processing System (SMSPAY)
(f) Mobile Loyalty System (SMSLOYALTY)
(g) Mobile Auction System (SMSAUCTION)
(h) Payment Card Administration System (PYCASO) [ currently in progress ]
InterPay has not submitted any of the above software for patent, copyright, trademark and other intellectual property registration, but it owns the source codes.
(II) TRADEMARKS
          InterPay through InterPay International Franchising Ltd., a 100% owned subsidiary, has developed the following brands of payment and loyalty card products/services:
(a) Alpha Medi-Change Card
(b) T2T Exchange Card (previously E-Trade Exchange Card )
(c) Gateway Discount Card
(d) Cash-In Rebate Card
(e) Frequens Reward Card
(f) GrandHost Reward Card
          InterPay Asia Sdn. Bhd. , a 100% owned subsidiary ,. has filed for registration of trademarks and obtained the certificates, for the brands and in the countries as follows :
(a) “GrandHost & Device” In Class 36 , Malaysia Trademark
(b) “GrandHost & Device” In Class 9 & Class 36 , Hong Kong Trademarks
(c) “GrandHost & Device “ In Class 9 & Class 36 , Thailand Trademarks
(d) “Cash-In Rebate Card & Device “ In Class 9 & Class 16 & Class 36 ,Thailand Trademarks
(e) “ Cash-In & Device “ In Class 36 ; Singapore Trademarks
(f) “Gateway & Device “ In Class 16 , Thailand Trademark
(g) “ Gateway & Device “ In Class 36 , Singapore Trademark

SCHEDULE 4.18 (CONTINUED)
(III) FRANCHISING & LICENSING
     InterPay International Franchising Ltd. has franchised and/or licensed the following corporations to operate InterPay’s brands of payment and loyalty products/services under the InterPay’s trademarks :
(a)	“Gateway Discount Card “ franchised & licensed to CosmoCourt.Com (M) Sdn. Bhd. , in Malaysia

(b)	“Cash-In Rebate Card “ franchise and licensed to RewardStreet.Com (m) Sdn. Bhd. , in Malaysia

(c)	“Frequens Reward Card “ franchised & licensed to iSynergy Sdn. Bhd. , in Malaysia

(d)	“Alpha-Medi Charge Card “ franchised & Licensed to ISynergy Sdn. Bhd. , in Malaysia

(e)	“Gateway Discount Card “ franchised and licensed to ACA Cards Inc.. , in Philippines

(f)	“ Cash-In Rebate Card System “ licensed to eCosway.Com Sdn. Bhd. , in Malaysia (g) “GrandHost Reward Card “ franchise & licensed to iSynergy Sdn. Bhd. ,in Malaysia

(h)	“ E-Trade Exchange Card “ franchised & licensed to ISynergy Sdn. Bhd. , in Malaysia